EXHIBIT 1.1

                   RANSON UNIT INVESTMENT TRUSTS
                             SERIES 54

                          TRUST AGREEMENT

                                                   Dated:  February 4, 1997

     This Trust Agreement between Ranson & Associates, Inc., as Depositor and Evaluator, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Corporate Bond Trusts Sponsored by Ranson & Associates, Inc, Effective: February 4, 1997" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                         WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator and Trustee agree as follows:

                              PART I
               STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                              PART II
               SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

          (a) The Bonds, as defined in Section 1.01(4) and listed in Schedule A hereto, have been deposited in trust under this Trust Agreement.

          (b) The fractional undivided interest in and ownership of each Trust represented by each Unit is the amount set forth under "Essential Information_Fractional Undivided Interest per Unit" in the Prospectus.

          (c) The number of Units in each Trust is that amount set forth under "Essential Information_Number of Units" in the Prospectus.

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                              -2-

          (d) The amount of the second distribution of funds from the Interest Account shall be that amount set forth under "Essential Information_Interest Payments_First Payment per Unit" for each Trust in the Prospectus.

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IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed.


                                     RANSON & ASSOCIATES, INC.,
                                       Depositor and Evaluator


                                     By     /s/  ROBIN K. PINKERTON
                                          ___________________________
                                                   President



                                     THE BANK OF NEW YORK,
                                       Trustee


                                     By     /s/  Ted Rudich
                                          ___________________________
                                                Vice President

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                              SCHEDULE A

                       BONDS INITIALLY DEPOSITED
                RANSON UNIT INVESTMENT TRUSTS, SERIES 54

(Note: Incorporated herein and made a part hereof are the "Portfolios" as set forth in the Prospectus for each Trust.)